EXHIBIT 10.1

AMENDMENT NO. 2

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Amended and Restated Credit Agreement is dated as of January 6, 2015 (this “Agreement”), and is among the Lenders identified on the signature pages hereof as Lenders (which Lenders constitute the Required Lenders and, as applicable, all of the Lenders directly affected by the applicable amendments to be effected by this Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), PAC-VAN, INC., an Indiana corporation (“Pac-Van”), LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star”), and GFN REALTY COMPANY, LLC, a Delaware limited liability company (“GFNRC”, and, together with Pac-Van and Lone Star, each a “Borrower”).

The Lenders, Agent, Pac-Van, and Lone Star are party to an Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

The parties desire that GFNRC become a “Borrower” under and as defined in the Credit Agreement and a “Grantor” under and as defined in the U.S. Guaranty and Security Agreement.

The parties also desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1. Definitions. Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

2. Increase to Maximum Revolver Amount; No Revolver Increase. Agent, Lenders, and the Loan Parties desire that the Maximum Revolver Amount be increased by $20,000,000, such that the Maximum Revolver Amount, after giving effect to that increase and this Agreement, would increase from $200,000,000 to $220,000,000. In connection with that request, the Lenders have agreed to provide new Revolver Commitments or increase their existing Revolver Commitments. Agent, Lenders, and the Loan Parties desire that the desired increase to the Maximum Revolver Amount become effective as of the effective date of this Agreement. The desired increase to the Maximum Revolver Commitment to be effected by this Agreement will not constitute a Revolver Increase.

3. Joinder (GFNRC).

(a) Pursuant to the Credit Agreement, GFNRC, by its signature below, becomes a “Borrower” under the Credit Agreement with the same force and effect as if originally party thereto as a “Borrower,” and GFNRC hereby (1) agrees to all of the terms and provisions of the Credit Agreement applicable to it as a “Borrower” thereunder and (2) represents and warrants that the representations and warranties made by it as a “Borrower” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. Each reference to a “Borrower” in the Credit Agreement shall be deemed to include GFNRC.

(b) In accordance with the U.S. Guaranty and Security Agreement, GFNRC, by its signature below, becomes a “Grantor” under the U.S. Guaranty and Security Agreement with the same force and effect as if originally named therein as a “Grantor,” and GFNRC hereby (1) agrees to all of the terms and provisions of the U.S. Guaranty and Security Agreement applicable to it as a “Grantor” thereunder and (2) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, GFNRC hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Lender Group and the Bank Product Providers, to secure the Secured Obligations, a continuing security interest in and to all of GFNRC’s right, title and interest in and to the Collateral. Each reference to a “Grantor” in the U.S. Guaranty and Security Agreement shall be deemed to include GFNRC.

(c) Pursuant to the Credit Agreement and the Intercompany Subordination Agreement, GFNRC, by its signature below, becomes a “Creditor Obligor” under the Intercompany Subordination Agreement and a “Debtor Obligor” under the Debtor Obligors’ consent thereto with the same force and effect as if originally named therein as a “Creditor Obligor” or a “Debtor Obligor,” as applicable, and GFNRC hereby (1) agrees to all of the terms and provisions of the Intercompany Subordination Agreement and the Debtor Obligors’ consent thereto applicable to it as a “Creditor Obligor” or a “Debtor Obligor” thereunder and (2) represents and warrants that the representations and warranties made by it as a “Creditor Obligor” or a “Debtor Obligor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. Each reference to a “Creditor Obligor” or a “Debtor Obligor” in the Intercompany Subordination Agreement or the Debtor Obligors’ consent thereto shall be deemed to include GFNRC.

(d) Pursuant to the Credit Agreement and the Master Intercompany Note (used in this Agreement as defined in the Intercompany Subordination Agreement), GFNRC, by its signature below, becomes a “Debtor Obligor” under the Master Intercompany Note and a “Creditor Obligor” under the endorsement thereto with the same force and effect as if originally named therein as a “Debtor Obligor” or a “Creditor Obligor,” as applicable, and GFNRC hereby (1) agrees to all of the terms and provisions of the Master Intercompany Note and the endorsement thereto applicable to it as a “Debtor Obligor” or a “Creditor Obligor” thereunder and (2) represents and warrants that the representations and warranties made by it as a “Debtor Obligor” or a “Creditor Obligor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. Each reference to a “Debtor Obligor” or a “Creditor Obligor” in the Master Intercompany Note or the endorsement thereto shall be deemed to include GFNRC.

(e) GFNRC authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (1) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (2) describing the Collateral as being of equal or lesser scope or with greater detail, or (3) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. GFNRC also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with the Loan Documents.

(f) Attached to this Agreement as Exhibit A are supplementary schedules to the U.S. Guaranty and Security Agreement with respect to GFNRC, which supplementary schedules supplement the applicable schedules to the U.S. Guaranty and Security Agreement and shall be deemed a part thereof for all purposes of the U.S. Guaranty and Security Agreement.

(g) Attached to this Agreement as Exhibit B are supplementary schedules to the Perfection Certificate with respect to GFNRC, which supplementary schedules supplement the applicable schedules to the Perfection Certificate and shall be deemed a part of the Perfection Certificate for all purposes under the Loan Documents.

4. Limited Consent (Transfer of Indianapolis Real Property).

(a) Borrowers have requested that Agent and the Required Lenders consent to the transfer by Pac-Van to GFNRC of the Real Property owned by Pac-Van and located at 9155 Harrison Park Court, Indianapolis, Indiana, in accordance with and as further described in a general warranty deed dated after the date of this Agreement between Pac-Van and GFNRC (that Real Property, the “Subject Real Property”; that general warranty deed, the “Subject Real Property Transfer Document”; that transaction, the “Subject Real Property Transfer”), a copy of the form of which is attached to this Agreement as Exhibit C.

(b) Agent and the Required Lenders understand (1) that Pac-Van and GFNRC intend to consummate the Subject Real Property Transfer and that Borrowers desire the Subject Real Property Transfer to be a Permitted Disposition, and (2) Borrowers desire that Agent and the Required Lenders consent to the Subject Real Property Transfer regardless of whether the Subject Real Property Transfer would (absent this Agreement) constitute a Permitted Disposition or be permitted under Sections 6.4 and 6.10 of the Credit Agreement.

(c) Subject to the other terms of this Agreement, Agent and the Required Lenders hereby consent to the consummation of the Subject Real Property Transfer in accordance with the Subject Real Property Transfer Document.

(d) Upon its consummation as consented to under this Agreement, Subject Real Property Transfer will be deemed a Permitted Disposition under the Credit Agreement.

(e) The consents set forth in this Section 4 do not affect the continued legality, validity, and binding effect of the Credit Agreement and the other Loan Documents. The Credit Agreement and other Loan Documents continue to be fully enforceable in each case, except as expressly provided in this Agreement. The consents set forth in this Section 4 are specifically limited in time and scope as described above and do not extend or apply to any other event, occurrence, or circumstances in existence as of the date of this Agreement or arising after the date of this Agreement. In addition, the consents set forth in this Section 4 do not constitute or establish (and are not to be deemed to constitute or establish) a custom or a practice on the part of Agent or any Lender and do not prejudice any rights of Agent or any Lender in respect of any other departure from the terms of the Credit Agreement or any other Loan Document.

5. Amendments to Credit Agreement.

(a) Section 2.1(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (b)           Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement, except that any principal amount of a Real Property Sublimit Loan that is repaid or prepaid may not be reborrowed. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and, subject to the terms and conditions of this Agreement, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. The principal of each Real Property Sublimit Loan shall be repaid in equal monthly installments, each in an amount equal to 1/150th (0.666666667%) of the original principal amount of such Real Property Sublimit Loan, on the first day of each month, beginning on the first day of the month following the month in which such Real Property Sublimit Loan was made. Each such repayment of the Real Property Sublimit Loans pursuant to this Agreement shall permanently reduce the Maximum Real Property Sublimit Amount by an amount equal to the amount of such repayment, until the Maximum Real Property Sublimit Amount is reduced to zero, but no such repayment shall reduce the Maximum Revolver Amount.”

(b) Section 2.1(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (c)           Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory Reserves, Bank Product Reserves, Real Property Reserves, and other Reserves against the Borrowing Base, any Borrowing Base (Individual), the Maximum Real Property Sublimit Amount, and/or the Maximum Revolver Amount. The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, Real Property Reserve, or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained.”

(c) Section 2.3(b) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$22,000,000”.

(d) Section 2.3(d)(i) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$22,000,000”.

(e) Section 2.3(d)(iv) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$22,000,000”.

(f) Section 2.4(e)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (i)           Borrowing Base (Generally). If, at any time, except to the extent resulting from the circumstances described in Section 2.4(e)(viii), (A) the Revolver Usage on such date exceeds (B) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess. In addition, if, at any time after the occurrence and during the continuance of a Partition Event, except to the extent resulting from the circumstances described in Section 2.4(e)(viii), (A) the Revolver Usage of any Borrower on such date exceeds (B) the Borrowing Base (Individual) of such Borrower reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess.”

(g) Section 2.4(e)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (ii)           Dispositions (Generally). Within 1 Business Day of the date of receipt by any Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale, expropriations, or disposition by such Borrower or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (j), (k), (l), (m), or (n) of the definition of Permitted Dispositions) constituting Collateral (other than Eligible Real Property or Real Property Collateral that is the subject of Real Property Sublimit Loans), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Net Cash Proceeds (including condemnation or expropriation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) such Borrower shall have given Agent prior written notice of such Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of such Borrower or its Subsidiaries, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) such Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 365 days after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (c) above shall be paid to Agent and applied in accordance with Section 2.4(f)(i); provided, that no Borrower nor any of its Subsidiaries shall have the right to use such Net Cash Proceeds to make such replacements, purchases, or construction in excess of $4,000,000 in any given fiscal year. Nothing contained in this Section 2.4(e)(ii) shall permit any Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.”

(h) Section 2.4(e) of the Credit Agreement is hereby further amended by inserting after Section 2.4(e)(vii) the following new Sections 2.4(e)(viii) and 2.4(e)(ix):

“           (viii)           Borrowing Base (Real Property Sublimit Loans). If, with respect to any Eligible Real Property, at any time, (A) the aggregate outstanding amount of such Real Property Sublimit Loans on such date exceeds (B) the Real Property Sublimit Formula Amount with respect to such Eligible Real Property reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess.

(ix)           Dispositions (Real Property Sublimit Loans). Within 1 Business Day of the date of receipt by any Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale, expropriations, or disposition by such Borrower or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (e), or (n) of the definition of Permitted Dispositions) constituting Eligible Real Property or Real Property Collateral that is the subject of Real Property Sublimit Loans, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Net Cash Proceeds (including condemnation or expropriation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. Nothing contained in this Section 2.4(e)(ix) shall permit any Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.”

(i) Section 2.4(f) of the Credit Agreement is hereby amended by inserting after Section 2.4(f)(i) the following new Sections 2.4(f)(ii) and 2.4(f)(iii):

“           (ii)           Each prepayment pursuant to Section 2.4(d) or 2.4(e) (other than Section 2.4(e)(viii) or Section 2.4(e)(ix)) applied to the outstanding principal amount of the Revolving Loans pursuant to this Agreement will be deemed to have been applied as follows: first, to the outstanding principal amount of all Revolving Loans other than Real Property Sublimit Loans, until paid in full; and second, to the outstanding principal amount of all Real Property Sublimit Loans. Each such prepayment deemed to have been applied to the outstanding principal amount of the Real Property Sublimit Loans pursuant to this Section 2.4(f)(ii) shall (A) permanently reduce the Maximum Real Property Sublimit Amount by an amount equal to the amount of such prepayment, until the Maximum Real Property Sublimit Amount is reduced to zero (but no such repayment shall reduce the Maximum Revolver Amount); (B) be applied to the outstanding principal amount of all Real Property Sublimit Loans on a pro rata basis; and (C) be further applied against the remaining installments of principal of each Real Property Sublimit Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(iii)           Each prepayment pursuant to Section 2.4(e)(viii) or Section 2.4(e)(ix) applied to the outstanding principal amount of the Revolving Loans pursuant to this Agreement will be deemed to have been applied as follows: first, to the outstanding principal amount of the Real Property Sublimit Loans of which the applicable Eligible Real Property or Real Property Collateral is the subject, until paid in full; second, to the outstanding principal amount of all Revolving Loans other than the other Real Property Sublimit Loans, until paid in full; and third, to the outstanding principal amount of all other Real Property Sublimit Loans. Each such prepayment deemed to have been applied to the outstanding principal amount of the Real Property Sublimit Loans pursuant to this Section 2.4(f)(iii) shall (A) permanently reduce the Maximum Real Property Sublimit Amount by an amount equal to the amount of such prepayment, until the Maximum Real Property Sublimit Amount is reduced to zero (but no such prepayment shall reduce the Maximum Revolver Amount); (B) be applied to the outstanding principal amount of the Real Property Sublimit Loans of which the applicable Eligible Real Property or Real Property Collateral is the subject on a pro rata basis; (C) be further applied against the remaining installments of principal of each such Real Property Sublimit Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment); (D) if applicable, be applied to the outstanding principal amount of all other Real Property Sublimit Loans on a pro rata basis; and (E) if applicable, be further applied against the remaining installments of principal of each such other Real Property Sublimit Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).”

(j) Sections 2.6(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (a)           Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i)           if the relevant Obligation is (A) a LIBOR Rate Loan that constitutes a Real Property Sublimit Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin plus 0.50%, or (B) a Base Rate Loan that constitutes a Real Property Sublimit Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin plus 0.50%;

(ii)           if the relevant Obligation is (A) a LIBOR Rate Loan that does not constitute a Real Property Sublimit Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, or (B) a Base Rate Loan that does not constitute a Real Property Sublimit Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin; and

(iii)           otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.”

(k) Section 3 of the Credit Agreement is hereby amended by inserting after Section 3.5 the following new Section 3.6:

“           3.6           Conditions Precedent to Real Property Sublimit Loans. The obligation of the Lender Group (or any member thereof) to make any Real Property Sublimit Loans in connection with a requested Borrowing hereunder at any time shall be subject to the following additional conditions precedent:

(a)           the conditions set forth in Section 3.2 are satisfied at such time;

(b)           the notice of the requested Borrowing identifies, in form and substance reasonably satisfactory to Agent, the Eligible Real Property that is to be the subject of the Real Property Sublimit Loans to be made in connection with the requested Borrowing;

(c)           Agent shall have received the following Additional Documents for or with respect to the Eligible Real Property that is to be the subject of the Real Property Sublimit Loans to be made in connection with the requested Borrowing:

(i)           one or more Mortgages;

(ii)           one or more appraisals satisfactory to Agent;

(iii)           one or more mortgagee title insurance policies (or marked commitments to issue the same) issued by a title insurance company satisfactory to Agent (each, a “Mortgage Policy”), in amounts satisfactory to Agent and otherwise in form and substance satisfactory to Agent, assuring Agent that each Mortgage on the applicable Eligible Real Property is a valid and enforceable first-priority mortgage Lien on such Eligible Real Property free and clear of all defects and encumbrances except Permitted Liens;

(iv)           one or more phase-I environmental reports prepared and issued by an environmental consultant acceptable to Agent, the scope and results of which are acceptable to Agent;

(v)           a real estate survey with respect to each parcel composing such Eligible Real Property prepared and issued by a surveyor acceptable to Agent, the scope and results of which are acceptable to Agent; and

(vi)           all other Additional Documents as Agent may reasonably request, in form and substance reasonably satisfactory to Agent;

(d)           none of the applicable Eligible Real Property is or was the subject of any Real Property Sublimit Loan made in connection with any prior Borrowing;

(e)           the aggregate original principal amount of all Real Property Sublimit Loans made on or before the date of the requested Borrowing (including the Real Property Sublimit Loans to be made in connection with the requested Borrowing) does not exceed the Initial Maximum Real Property Sublimit Amount; and

(f)           the aggregate original principal amount of the Real Property Sublimit Loans to be made in connection with the requested Borrowing does not exceed the lesser of (i) an amount equal to the result of (A) the Maximum Real Property Sublimit Amount at such time, minus (B) the amount of any applicable Reserves, minus (C) the aggregate original principal amount of all Real Property Sublimit Loans made on or before the date of the requested Borrowing (other than the Real Property Sublimit Loans to be made in connection with the requested Borrowing), and (ii) the Real Property Sublimit Formula Amount for the applicable Eligible Real Property.”

(l) Section 4.4(b) of the Credit Agreement is hereby amended by replacing “subject only to the filing of financing statements” with “subject only to the filing of financing statements and the recordation of the Mortgages”.

(m) Section 4.6(b) of the Credit Agreement is hereby amended by replacing each instance of “Closing Date” with “Amendment No. 2 Effective Date”.

(n) Section 4.14 of the Credit Agreement is hereby amended as follows: (1) by replacing each of the first and third instance of “Closing Date” with “Amendment No. 2 Effective Date”; and (2) by replacing “after giving effect to the closing hereunder on the Closing Date” with “after giving effect to Amendment No. 2 on the Amendment No. 2 Effective Date”.

(o) Section 4.26 of the Credit Agreement is hereby amended to read in its entirety as follows:

“           4.26           Eligible Equipment; Eligible Real Property.

(a)           As to each item of Equipment that is identified by Borrowers as Eligible Branch-Use Equipment or Eligible Rolling Stock Equipment in a Borrowing Base Certificate submitted to Agent, such Equipment is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Equipment.

(b)           As to each item of Real Property that is identified by Borrowers as Eligible Real Property in a Borrowing Base Certificate submitted to Agent, such Real Property is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Real Property.”

(p) Section 4.31 of the Credit Agreement is hereby deleted in its entirety.

(q) Section 5.6 of the Credit Agreement is hereby amended by replacing each instance of “Closing Date” with “Amendment No. 2 Effective Date”.

(r) Section 5.11 of the Credit Agreement is hereby amended by replacing “(including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage)” with “(including policies of title insurance or other documentation with respect to all Real Property Collateral, including, without limitation, any Real Property Collateral that Borrowers desire to be or become Eligible Real Property)”.

(s) Section 5.12 of the Credit Agreement is hereby amended by inserting after “(whether now owned or hereafter arising or acquired, tangible or intangible, real or personal),” and before “and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents” the following: “to create and perfect Liens in favor of Agent in any Real Property Collateral (including, without limitation, any Real Property Collateral that Borrowers desire to be or become Eligible Real Property),”.

(t) Section 6.6(a)(i) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$22,000,000”.

(u) Section 6.7(g) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$22,000,000”.

(v) Section 6.16 of the Credit Agreement is hereby deleted in its entirety

(w) Section 14.1(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (c)           No amendment, waiver, modification, elimination, or consent shall do any of the following, in each case without written consent of Agent, Borrowers and the Supermajority Lenders: (i) amend, modify, or eliminate the definition of Borrowing Base, Borrowing Base (Individual), or any of the defined terms (including, without limitation, the definitions of Eligible Accounts, Eligible Branch-Use Equipment, Eligible Equipment, Eligible Fleet Inventory, Eligible Inventory, Eligible Real Property, Eligible Rolling Stock Equipment, Eligible Step Inventory, and Real Property Sublimit Formula Amount) that are used in any such definition to the extent that any such change results in more credit being made available to one or more Borrowers based upon the Borrowing Base or any Borrowing Base (Individual), but not otherwise; (ii) amend, modify, or eliminate the definition of Initial Maximum Real Property Sublimit Amount, Maximum Revolver Amount, or Maximum Real Property Sublimit Amount; (iii) change Section 2.1(c); or (iv) permit any principal amount of a Real Property Sublimit Loan that is repaid or prepaid to be reborrowed.”

(x) The definition of “Acquisition” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           “Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, (b) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person, or (c) without duplication of clause (a) of this definition, the purchase or other acquisition by a Person or its Subsidiaries of any Real Property.”

(y) Clause (f) of the definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           (f)           the lesser of:

(i)           the Maximum Real Property Sublimit Amount at such time, and

(ii)           the Real Property Sublimit Formula Amount for all Eligible Real Property at such time; minus”

(z) Clause (g) of the definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “reserves” with “Reserves”.

(aa) The definition of “Fee Letter” in Schedule 1.1 of the Credit Agreement is hereby amended by replacing “Amendment No. 5 Effective Date” with “Amendment No. 2 Effective Date”.

(bb) Clause (b) of the definition of “Fixed Charges” in Schedule 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) principal payments in respect of Indebtedness (including, in respect of Real Property Sublimit Loans) that are required to be paid during such period,”

(cc) The definition of “Harper” in Schedule 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“           “Harper” means Harper’s Hot Shot Service, Inc., a Kentucky corporation that, prior to its dissolution, was a Subsidiary of Pac-Van. Harper was dissolved on November 21, 2014.”

(dd) The definition of “Loan Documents” in Schedule 1.1 of the Credit Agreement is hereby amended by inserting after “the Letters of Credit,” and before “the Trademark Security Agreement” the following: “each Mortgage,”

(ee) The definition of “Maximum Revolver Amount” in Schedule 1.1 of the Credit Agreement is hereby amended by replacing “$200,000,000” with “$220,000,000.”

(ff) Clause (k) of the definition of “Permitted Acquisition” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “$30,000,000” with “$80,000,000.”

(gg) Clause (d) of the definition of “Permitted Liens” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “Closing Date” with “Amendment No. 2 Effective Date”.

(hh) The definition of “Reserves” in Schedule 1.1 of the Credit Agreement is hereby amended by replacing “and Inventory Reserves” with “Inventory Reserves, and Real Property Reserves”.

(ii) Schedule 1.1 to the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“           “Amendment No. 2 Effective Date” means the effective date of an Amendment to Loan Documents dated as of January 6, 2015, between Agent, certain of the Lenders, and certain of the Loan Parties, which effective date is January 6, 2015.

“Eligible Real Property” means Real Property Collateral that Borrowers have requested to be Eligible Real Property, that complies with each of the representations and warranties respecting Eligible Real Property made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any appraisal performed by Agent from time to time after the Amendment No. 2 Effective Date. An item of Real Property Collateral shall not be included in Eligible Real Property if:

(a)           a Borrower or a Qualified Subsidiary Guarantor does not have good, valid, and marketable title thereto,

(b)           it is not located in the continental United States,

(c)           it is not subject to a valid and perfected first-priority Lien in favor of Agent,

(d)           it is Real Property Collateral in respect of which Agent has not received all of the following: (i) the Additional Documents described in Section 3.6(c); and (ii) if the Borrower or Qualified Subsidiary Guarantor that owns such Real Property Collateral leases it to one or more other Persons (including, without limitation, one or more Affiliates of such Borrower or Qualified Subsidiary Guarantor), a copy (executed or certified, as appropriate) of each such lease and a subordination agreement, in form and substance reasonably satisfactory to Agent, duly executed and delivered, with respect to each such lease,

(e)           without duplication of clauses (c) and (d) above, it is Real Property Collateral in respect of which Borrowers and Qualified Subsidiary Guarantors have not complied with Sections 5.11 and/or 5.12, as applicable,

(f)           it is not used in the business of the Loan Parties, or

(g)           it is Real Property Collateral that was the subject of one or more Real Property Sublimit Loans that have been repaid in full.

“Initial Maximum Real Property Sublimit Amount” means $20,000,000.

“Maximum Real Property Sublimit Amount” means the Initial Maximum Real Property Sublimit Amount, decreased by the amount of payments of outstanding principal of the Real Property Sublimit Loans made in accordance with Sections 2.1(b), 2.4(d), and 2.4(e) of the Agreement.

“Mortgage” means each mortgage, deed of trust, or deed to secure debt executed and delivered by a Borrower or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber Real Property Collateral.

“Mortgage Policy” shall have the meaning set forth in Section 3.6(c)(iii) hereof.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to the Agreement and (b) any Real Property acquired by any Borrower or one of its Subsidiaries after the Amendment No. 2 Effective Date (i) that is the subject of (or requested by Borrowers to be the subject of) a Real Property Sublimit Loan, or (ii) except as otherwise agreed to by Agent in its sole discretion, with an appraised fair market value in excess of $500,000.

“Real Property Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion or in its Permitted Discretion upon the request of any Lender and, in any such case, subject to Section 2.1(c), to establish and maintain with respect to the Eligible Real Property or the Maximum Real Property Sublimit Amount (including reserves with respect to (a) conditions relating to compliance with applicable Environmental Laws and (b) other conditions affecting appraised fair market value).

“Real Property Sublimit Formula Amount” means, as of any date of determination, with respect to any Eligible Real Property, an amount equal to the lesser of (a) the product of 85%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of such Eligible Real Property, and (b) the product of 70%, multiplied by the appraised fair market value (as determined by reference to the most recent applicable appraisal received by Agent from an appraisal company selected by Agent) of such Eligible Real Property.

“Real Property Sublimit Loan” means each portion of the Revolving Loans made on account of Availability under clause (f) of the definition of Borrowing Base.”

(jj) Schedule C-1 to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit D to this Agreement.

(kk) Schedules A-2, D-1, P-1, P-2, 4.1(b), 4.1(c), 4.1(d), 4.6(b), 4.10, 4.11, 4.14, 4.24, 4.27, 5.6, 5.14, and 6.5 to the Credit Agreement are hereby amended (including in connection with the joinder of GFNRC to the Credit Agreement) to read in their entirety as set forth in Exhibit E to this Agreement.

(ll) The schedules to the Credit Agreement are hereby further amended by inserting a new Schedule R-1 as set forth in Exhibit F to this Agreement.

6. Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:

(1)
that that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

(2)
that the execution and delivery of this Agreement and the performance by that Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of that Borrower or of any agreement binding upon that Borrower;

(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of that Borrower, enforceable against that Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and

(6)	that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.

7. Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:

(1)	that Agent has received this Agreement executed by Agent, the Lenders, and Borrowers;

(2)	that Agent has received an amendment to the Intercompany Subordination Agreement, in form and substance reasonably satisfactory to Agent, executed by each applicable Person;

(3)	that Agent has received a fee letter, in form and substance reasonably satisfactory to Agent, executed by each applicable Person;

(4)
that Agent has received evidence satisfactory to Agent that Borrowers will have Excess Availability plus Qualified Cash of at least $22,000,000 immediately after giving effect to the transactions contemplated by this Agreement or to be effected under the Credit Agreement, as amended by this Agreement, on or before the effective date of this Agreement (including, without limitation, the payment of all fees and expenses required to be paid by Borrowers on or before the effective date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents);

(5)
that Agent has received copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;

(6)	that Borrowers have paid all fees and expenses required to be paid by Borrowers on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents; and

(7)	that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.

8. Release. Each Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Each Borrower hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

9. Miscellaneous.

(a) This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b) This Agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e) This Agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.

(f) The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

The parties are signing this Amendment No. 2 to Amended and Restated Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

LONE STAR TANK RENTAL INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

GFN REALTY COMPANY, LLC, as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Pac-Van)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Pac-Van)

HSBC BANK USA, N.A., as a Lender
By:	/s/ Steven T. Brennan
Name:	Steven T. Brennan
Its Authorized Signatory

Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Pac-Van)

THE PRIVATEBANK AND TRUST COMPANY, as a Lender
By:	/s/ Lyle Griffith
Name:	Lyle Griffith
Its Authorized Signatory

Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Pac-Van)

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender
By:	/s/ Ron Walker
Name:	Ron Walker
Its Authorized Signatory

Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Pac-Van)

ONEWEST BANK N.A., f/k/a OneWest Bank, FSB, as a Lender
By:	/s/ Hillary Savoie
Name:	Hillary Savoie
Its Authorized Signatory

Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Pac-Van)